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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITOR


     As independent auditors, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of: our report dated October 26, 1998 on the consolidated statements of income and cash flows of Mercury Exploration Company for the year ended September 30, 1997; our report dated November 30, 1998 on the consolidated statements of income and cash flows of Mercury Exploration Company for the three-months ended December 31, 1997; and our report dated October 26, 1998 on the statements of income and cash flows of Michigan Gas Partners Limited Partnership for the year ended December 31, 1997. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

                                    /s/ WEAVER AND TIDWELL, L.L.P.

                                    WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
October 31, 2000